   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1996
                                                      REGISTRATION NO. 333-04176
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                               --------------

                               POST-EFFECTIVE
                               AMENDMENT NO. 1
                                     TO
                                  FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               --------------

                                ANESTA CORP.
           (Exact name of registrant as specified in its charter)

          DELAWARE                                         2834                                           87-0424798
(State or other jurisdiction of           (Primary Standard Industrial Classification      (I.R.S. Employer Identification Number)
incorporation or organization)                           Code Number)
                                                          -----------
                                                     4745 WILEY POST WAY
                                                      PLAZA 6, SUITE 65O
                                                  SALT LAKE CITY, UTAH 84116
                                                        (801) 595-1405


  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               --------------

                              WILLIAM C. MOELLER
               PRESIDENT, CHIEF EXECUTIVE OFFICER AND TREASURER
                                 ANESTA CORP.
                             4745 WILEY POST WAY
                              PLAZA 6, SUITE 650
                           SALT LAKE CITY, UT 84116
                                (801) 595-1405
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               --------------

                                  Copies to:


    JAMES C. T. LINFIELD, ESQ.                      BRUCE ALAN MANN, ESQ.
      BRENT D. FASSETT, ESQ.                        TAMRA D. BROWNE, ESQ.
       COOLEY GODWARD LLP                         MORRISON & FOERSTER LLP
 2595 CANYON BOULEVARD, SUITE 250                   345 CALIFORNIA STREET
  BOULDER, COLORADO 80302-6737                SAN FRANCISCO, CALIFORNIA 94104
       (303) 546-4000                               (415) 677-7000

================================================================================

         This Post-Effective Amendment No. 1 amends the Form S-1 Registration Statement No. 333-04176 of Anesta Corp. (the "Registrant") filed on April 29, 1996 and last amended on June 6, 1996 (the "Registration Statement"). Pursuant to the Registration Statement, 3,450,000 shares of the Registrant's Common Stock were registered. Between June 6, 1996, the date on which the Registration Statement was declared effective by the Securities and Exchange Commission, and the date hereof, 3,000,000 shares of the Common Stock were sold. In connection with the underwriting arrangements relating to the sale of the Common Stock, the Registrant granted the underwriter an option to purchase up to 450,000 shares of Common Stock, which has not been exercised and has since expired. Therefore, the Registration Statement is hereby further amended to deregister 450,000 shares of Common Stock, thereby reducing the number of shares covered by the Registration Statement to 3,000,000.



                                      1.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on the 31st day of October, 1996.


                                  ANESTA CORP.


                             By: /s/ William C. Moeller
                                -----------------------------------------------
                                William C. Moeller
                                President, Chief Executive Officer and Treasurer



    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                        TITLE                           DATE
-------------------------                  -------------------------------     ---------------------
/s/ william C. Moeller
-------------------------                  President, Chief Executive           October 31, 1996
William C. Moeller                         Officer and Treasurer and
                                           Director (Principal Executive
                                           Officer and Principal Financial
                                           Officer)

/s/ Theodore H. Stanley*                   Chairman of the Board                October 31, 1996
-------------------------
Theodore H. Stanley, M.D.



/s/ Thomas B. King *                       Executive Vice President, Chief      October 31, 1996
-------------------------                  Operating Officer and Director
Thomas B. King



                                      2.

/s/ Roger P. Evans *                       Corporate Controller (Principal     October 31, 1996
--------------------                       Accounting Officer)
Roger P. Evans



/s/ Edwin M. Kania, Jr. *                  Director                            October 31, 1996
-------------------------
Edwin M. Kania, Jr.



/s/ Daniel L. Kisner *                     Director                            October 31, 1996
----------------------
Daniel L. Kisner, M.D.



/s/ Richard H. Leazer *                    Director                            October 31, 1996
-----------------------
Richard H. Leazer



/s/ Emanuel M. Papper *                    Director                            October 31, 1996
-----------------------
Emanuel M. Papper, M.D., Ph.D.



-----------------------                    Director
Richard P. Urfer



*By: /s/ William C. Moeller
    -----------------------                                                    October 31, 1996
    William C. Moeller
    Attorney-in-Fact




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